EXHIBIT 5.1




                            KELLEY DRYE & WARREN LLP
                           8000 Towers Crescent Drive
                                   Suite 1200
                             Vienna, Virginia 22182





                                January 23, 2002



Washington Federal, Inc.
425 Pike Street
Seattle, Washington 98101

               Re:  REGISTRATION STATEMENT ON FORM S-8

Dear Ladies and Gentlemen:

               We have acted as counsel to Washington Federal, Inc., a Washington corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to 2,800,000 shares of the Company's common stock, $1.00 par value per share (the "Shares"), which are to be issued pursuant to the Company's 2001 Long-Term Incentive Plan (the "Plan").

               In connection with this opinion, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of: (i) the Plan;
(ii) an executed copy of the Registration Statement; (iii) the Company's Articles of Incorporation and Bylaws; and (iv) the minute books and other records of corporate proceedings of the Company, as made available to us by officers of the Company, and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

               For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon

Washington Federal, Inc.
January 23, 2002
Page 2


representations, warranties and statements of officers and other representatives of the Company. Our opinion expressed below is subject to the qualification that we express no opinion as to any law of any jurisdiction other than the corporation laws of the State of Washington and the federal laws of the United States of America, provided that with respect to the corporate laws of the State of Washington, we have made no independent investigation of such laws and, with your permission, have assumed that the corporate laws of the Commonwealth of Virginia are the same as the corporate laws of the State of Washington. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

               Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that the Shares to be issued by the Company pursuant to the Plan have been duly authorized and reserved for issuance and, when certificates for the Shares have been duly executed by the Company, countersigned by a transfer agent, duly registered by a registrar for the Shares and issued and paid for in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

               This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present corporation laws of the State of Washington or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

               We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

               This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                            Very truly yours,

                                            KELLEY DRYE & WARREN LLP



                                            /S/  Kelley Drye & Warren LLP
                                            -----------------------------